Exhibit 99.1

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
Consolidated Financial Statements
For the years ended December 31, 2013 and 2012
with
Report of Independent Auditors

Report of Independent Auditors

To the Stockholders’ of

BVF/CSNK Acquisition Corp. and Subsidiary:

We have audited the accompanying consolidated financial statements of BVF/CSNK Acquisition Corp. and Subsidiary, a Delaware limited liability company, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BVF/CSNK Acquisition Corp. and Subsidiary as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

San Francisco, California
March 19, 2014

PO BOX 7833. SAN FRANCISCO. CA 94120-7833 TELEPHONE (415) 356-8000 FACSIMILE (415) 356-8001 http://www.novoco.com

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$251,831	$2,210,477
Purchased receivables, net	20,506,855	20,422,511
Other loans	1,800	7,008
Other receivables	28,855	63,475
Prepaid expenses	309,988	419,557
Participation investments	10,039,023	7,607,089
Factoring fees receivable	732,266	663,978
Total current assets	31,870,618	31,394,095

Goodwill	1,214,332	1,214,332
Fixed assets, net	178,069	112,195
Deferred financing costs, net	100,472	180,851

Total assets	$33,363,491	$32,901,473
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,502,113	$3,518,243
Accrued interest payable	79,804	82,691
Accrued financing costs	––	75,000
Income taxes payable	86,155	3,349
Line of credit payable - related party	500,000	––
Subordinated debts	––	1,932,500
Total current liabilities	4,168,072	5,611,783

Long-term liabilities:
Senior debt	20,252,428	19,395,234
Deferred tax liability	53,894	72,587
Total long-term liabilities	20,306,322	19,467,821

Total liabilities	24,474,394	25,079,604

Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,500,000 shares authorized; 0 and 1,403,750 shares issued and outstanding, respectively	––	140
Common stock, $0.0001 par value; 2,500,000 shares authorized; 2,230,139 and 1,000,000 shares issued and outstanding, respectively	223	100
Additional paid in capital	3,261,105	3,785,279
Retained earnings	5,627,769	4,036,350

Total stockholders’ equity	8,889,097	7,821,869

Total liabilities and stockholders’ equity	$33,363,491	$32,901,473

see accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
For the years ended December 31, 2013 and 2012

	2013	2012
REVENUE
Fee revenue	$10,730,728	$10,952,156
Other income	866,315	706,480
Total revenue	11,597,043	11,658,636

EXPENSES
General and administrative	6,962,753	7,200,662
Interest expense	919,228	1,239,483
Bad debt expense	105,000	60,000
Revenue share obligation	127,510	127,329
Total expenses	8,114,491	8,627,474

Income before provision for income taxes	3,482,552	3,031,162

Provision for income taxes	(1,439,112)	(1,252,796)

Net income	$2,043,440	$1,778,366

see accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2013 and 2012

	Preferred Stock		Common Stock		Additional Paid In	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, January 1, 2012	1,403,750	$140	1,000,000	$100	$3,785,279	$2,504,583	$6,290,102
Net income	––	––	––	––	––	1,778,366	1,778,366
Dividends declared on preferred stock	––	––	––	––	––	(246,599)	(246,599)
Balance, December 31, 2012	1,403,750	140	1,000,000	100	3,785,279	4,036,350	7,821,869
Conversion of preferred stock	(1,230,139)	(123)	1,230,139	123	––	––	––
Redemption of preferred stock	(173,611)	(17)	––	––	(524,174)	––	(524,191)
Net income	––	––	––	––	––	2,043,440	2,043,440
Dividends declared on preferred stock	––	––	––	––	––	(5,993)	(5,993)
Dividends declared on common stock	––	––	––	––	––	(446,028)	(446,028)
Balance, December 31, 2013	—	$—	2,230,139	$223	$3,261,105	$5,627,769	$8,889,097

see accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012

	2013	2012

Cash flows from operating activities:
Net income	$2,043,440	$1,778,366
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	180,824	224,154
(Increase) decrease in assets:
Purchased receivables, net	(84,344)	4,928,499
Other loans	5,208	(7,008)
Other receivables	34,620	(3,920)
Prepaid expenses	109,569	163,709
Participation investments	(2,431,934)	(1,654,936)
Factoring fees receivable	(68,288)	95,148
Deferred tax asset	—	62,884
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(16,130)	180,022
Accrued interest payable	(2,887)	(60,272)
Accrued financing costs	(75,000)	75,000
Income taxes payable	82,806	(68,428)
Deferred tax liability	(18,693)	72,587
Net cash (used in) provided by operating activities	(240,809)	5,785,805

Cash flows from investing activities:
Purchase of fixed assets	(166,319)	(7,307)
Capitalization of deferred financing costs	––	(234,437)
Net cash used in investing activities	(166,319)	(241,744)

Cash flows from financing activities:
Proceeds from (repayment of) senior debt, net	857,194	(2,482,511)
Proceeds from line of credit - related party	500,000	––
Repayment of subordinated debts	(1,932,500)	(1,932,500)
Dividends paid to common stockholders	(446,028)	—
Dividends paid to preferred stockholders	(5,993)	(246,599)
Purchase of treasury stock - preferred stock	(524,191)	––
Net cash used in financing activities	(1,551,518)	(4,661,610)

Net (decrease) increase in cash and cash equivalents	(1,958,646)	882,451
Cash and cash equivalents at beginning of year	2,210,477	1,328,026
Cash and cash equivalents at end of year	$251,831	$2,210,477
Supplemental disclosures of cash flow information:
Cash paid for interest	$922,115	$1,299,755
Cash paid for income taxes	$1,392,935	$1,267,972

see accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

1.     Organization

BVF/CSNK Acquisition Corp. (the “Acquisition Corp.”) was incorporated under the laws of the State of Delaware on March 10, 2009 for the sole purpose to acquire CSNK Working Capital Finance Corp. (“CSNK”) (collectively, the “Company”). CSNK was incorporated under the laws of the State of California on August 22, 2002. In September 2007, Capital Corp of the West, a California corporation and a bank holding company (“CCOW”), acquired CSNK. CSNK operated as a wholly-owned subsidiary of CCOW. Effective in February 2009, CCOW was taken over by the Federal Deposit Insurance Corporation. On April 3, 2009, the Acquisition Corp. purchased CSNK and its factoring assets. CSNK currently conducts business under the name of CSNK Working Capital Finance Corp. dba Bay View Funding, Bay View Business Manager, and Overnite Capital.

The Company’s primary business operation is purchasing and collecting factored receivables. Factored receivables are receivables that have been transferred by the originating organization and typically have not been subject to previous collection efforts. These receivables are acquired from a variety of companies, including but not limited to service providers, transportation companies, manufacturers, distributors, wholesalers, apparel companies, advertisers, and temporary staffing companies. The Company accounts for the transfer of receivables under factoring arrangements as a purchase of a receivable.

2.     Summary of significant accounting policies and nature of operations

Principles of consolidation

The accompanying consolidated financial statements include the assets, liabilities and financial activities of the Acquisition Corp. and CSNK. All intercompany accounts and transactions have been eliminated in the consolidation.

Basis of presentation

The Company prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America. The Company’s fiscal year end for tax and financial reporting purposes is December 31.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash balances on deposit with financial institutions and highly liquid investments with a maturity of three months or less at the date of acquisition. The carrying amount of cash approximates fair value.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

2.     Summary of significant accounting policies and nature of operations (continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of risk include cash and cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on these financial instruments.

The Company conducts business with companies in various industries in the United States. The Company takes a security interest in its clients’ personal property assets as collateral. Factoring fees associated with the factoring of accounts receivable accounted for substantially all of the Company’s revenues for the years ended December 31, 2013 and 2012.

Allowance for credit losses

The allowance for credit losses at December 31, 2013 and 2012 is summarized as follows:

Balance, January 1, 2012	$637,212
Provision for losses	60,000
Charge-offs	(103,898)
Recoveries	74,118
Balance, December 31, 2012	667,432
Provision for losses	105,000
Charge-offs	(110,293)
Recoveries	67,793
Balance, December 31, 2013	$729,932

While management uses all available information to estimate the level of the allowance for credit losses, future additions to the allowance may be necessary based on changes in collateral values supporting loans, economic conditions and borrowers’ financial condition.

Revenue recognition

The Company receives fees from its factoring operations, which consist primarily of factoring fees. Other income is earned from origination, due diligence, termination, over advance and service fees, and forfeited deposits. Fee income is recognized as services are performed.

Purchased receivables represent client invoices financed by the Company. The amount of cash advanced under these financings is based on stated percentages of the client’s eligible trade receivables. The Company may choose to obtain additional collateral through client inventories, equipment and real estate. The Company may offer participation agreements to third-party investors for certain credits that it has originated. The Company receives service revenue on the participants’ portion of the credit for acting as the lead participant and managing the shared credit participations. All participation financings are subject to standard approval and servicing procedures.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

2.     Summary of significant accounting policies and nature of operations (continued)

Fixed assets and depreciation

Fixed assets are recorded at cost. Depreciation on office equipment, computers, software, and leasehold improvements is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Depreciation expense for the years ended December 31, 2013 and 2012 was $100,445 and $90,215, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of income.

Intangible assets and amortization

Deferred financing costs are amortized on a straight-line basis over the life of the respective note. Amortization expense for the years ended December 31, 2013 and 2012 was $80,379 and $133,939, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of income.

Goodwill

Goodwill is recorded by the Company when the purchase price of assets acquired exceeds the book value of the assets purchased. This includes assets acquired by the Company where an initial allowance for credit losses needed to be established. Goodwill is not amortized and is reviewed annually to assess recoverability when impairment indicators are present. Goodwill was not considered impaired during 2013 or 2012.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long- lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair value as determined from an appraisal, discounted cash flow analysis, or other valuation technique. There were no impairment losses recognized during 2013 or 2012.

Income taxes

Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income taxes are provided on temporary differences between financial reporting and tax basis income. An allowance is provided if it is more likely than not that the Company will not realize the benefits of a deferred tax asset.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company to report information regarding its exposure to various tax positions taken by the Company. Management has determined whether any tax positions have met the recognition threshold and have measured the Company’s exposure to those tax positions. Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

2.     Summary of significant accounting policies and nature of operations (continued)

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2013 and 2012 was $219,584 and $205,102, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of income.

Subsequent events

Subsequent events have been evaluated through March 19, 2014, which is the date the financial statements were available to be issued, and there are no subsequent events requiring disclosure.

3.     Fixed assets

As of December 31, 2013 and 2012, the Company’s fixed assets consisted of:

	2013	2012

Furniture and fixtures	$444,195	$364,805
Software	183,103	143,429
Leasehold improvements	47,255	—
Total fixed assets	674,553	508,234
Less: accumulated depreciation	(496,484)	(396,039)
Total fixed assets, net	$178,069	$112,195

4.     Deferred financing costs

As of December 31, 2013 and 2012, the Company’s deferred financing costs consisted of:

	2013	2012

Financing costs	$234,437	$234,437
Less: accumulated amortization	(133,965)	(53,586)
Total deferred financing costs, net	$100,472	$180,851

5.     Purchased receivables

The Company entered into factoring agreements to facilitate working capital to clients by purchasing the client’s accounts receivable. The amount of cash advanced under these financings is based on stated percentages of the client’s eligible trade receivables. The balance of the purchased receivables as of December 31, 2013 and 2012 was $20,506,855 and $20,422,511, respectively, which is net of the allowance for credit losses of $729,932 and $667,432 as of December 31, 2013 and 2012, respectively. Fee revenue and servicing fees earned for the years ended December 31, 2013 and 2012 was $8,861,416 and $9,316,865, respectively, of which $539,305 and $529,362, respectively, was receivable as of December 31, 2013 and 2012.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

6.     Participation investments

The Company has entered into master loan servicing and participation agreements with two factoring companies. Under these agreements, the Company provides full back office factoring services, which includes purchasing an undivided participation interest in the advances of the factoring companies’ purchased accounts receivables. The Company’s participation interest varies based on individual clients. The Company also earns a service fee on gross invoices purchases.

As of December 31, 2013 and 2012, total amount participated by the Company was $10,039,023 and $7,607,089, respectively. The participation interest income and servicing fees earned for the years ended December 31, 2013 and 2012 was $2,004,298 and $1,705,748, respectively, of which $192,961 and $134,616, respectively, was receivable as of December 31, 2013 and 2012.

The Company sold up to an aggregate amount of $3,000,000 of its factored client advances associated with a $5.2 million commitment to a related party and various third parties, collectively (“Participants”), whose members include common and preferred stockholders. Interest paid to the Participants, which is included as a reduction of fee revenue on the accompanying consolidated statements of income, for the years ended December 31, 2013 and 2012 was $134,986 and $70,457, respectively, of which $12,084 and $8,782, respectively, was payable as of December 31, 2013 and 2012.

7.     Notes payable

Line of credit — related party

The Company obtained a $1,000,000 subordinated revolving line credit from a related party. The principal balance owed on this subordinated line of credit at December 31, 2013 and 2012 was $500,000 and $0, respectively. Interest expense for the years ended December 31, 2013 and 2012 was $17,167 and $0, respectively, of which $5,167 and $0, respectively, remained payable as of December 31, 2013 and 2012.

Senior debt

The Company obtained a $30,000,000 revolving bank line of credit with an interest rate equal to 3 month LIBOR plus 3%. The interest rate at December 31, 2013 and 2012 was 3.24% and 3.31%, respectively. Repayment of the line of credit is secured by all the assets of the Company and matures on April 3, 2015. The line of credit contains certain financial covenants, including requiring a minimum interest coverage ratio and a specified maximum leverage ratio. In addition, the line contains certain restrictive covenants, including restrictions on dividend distributions, restricting the Company from becoming insolvent or declaring bankruptcy, dissolving, suspending or going out of a substantial portion of its business, which if the restricted event occurs, the note shall become immediately due and payable. The line of credit requires monthly payments of interest only and principal balance is due and payable at maturity. The principal balance owed on this line of credit at December 31, 2013 and 2012 was $20,252,428 and $19,395,234, respectively. Interest expense for the years ended December 31, 2013 and 2012 was $737,900 and $802,116, respectively, of which $62,553 and $55,034, respectively, remained payable as of December 31, 2013 and 2012.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

7.     Notes payable (continued)

Subordinated debts

During 2009, the Company entered into various subscription agreements for subordinated notes. The notes had terms up to three years and accrue interest at 14% to 18%. These subordinated notes expired on April 30, 2012. During 2012, the Company refinanced 75% of the principal on the existing subordinated notes that expired on April 30, 2012. The refinanced subordinate notes have terms of 8, 14, and 20 months and accrue interest at 10% to 12%. The Company has the right to redeem 100.5% of the principal amount of the note plus accrued and unpaid interest to the date of payment. In the event that there is a change in control of the Company, the subordinated note holders have the right to require the Company to repurchase the note for the principal amount of the note plus accrued and unpaid interest to the date of payment. All 8 month subordinated debts were paid on December 31, 2012. All 14 month subordinated debts were paid on June 30, 2013. All 20 month subordinated debts were paid on December 31, 2013. The principal balance owed on the subordinated notes as of December 31, 2013 and 2012 was $0 and $1,932,500, respectively. Interest expense for the years ended December 31, 2013 and 2012 was $164,161 and $437,367, respectively, of which $0 and $18,875, respectively, was payable as of December 31, 2013 and 2012.

Future minimum principal payments on the notes payable are due as follows:

Year ending December 31,

2014	$500,000
2015	20,252,428
Total	$20,752,428

8.     Lease commitments

The Company leases office facilities under a non-cancelable lease agreement that has been accounted for as an operating lease, which expires on May 1, 2017.

Future minimum lease payments are estimated as follows:

Year ending December 31,

2014	$195,312
2015	201,170
2016	207,203
2017	87,395
Total	$691,080

Rent expense for the years ended December 31, 2013 and 2012 was $225,555 and $240,964, respectively, which is included in general and administrative expenses on the accompanying consolidated statements of income.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

9.     Stockholders’ equity

Redeemable convertible preferred stock

In 2009, the Company issued 1,403,750 shares of its Series A Preferred Stock, par value $0.0001 per share (“Preferred Stock”), at a price of $2 per share. Each share of Preferred Stock entitles the holder to receive a 7% annual non-cumulative dividend, as and when declared by the Board of Directors. No dividends may be made on the common shares until all declared dividends on preferred stock have been paid or set aside for payment to the preferred stockholders. The Preferred Stock provides its investors with a right to either convert to common stock (“Common Stock”) or to put the investment back to the Company for a minimum simple return of 20% per year, including the 7% dividend, provided the Company has sufficient liquidity to repurchase the Preferred Stock and is in compliance with the covenants of its senior credit line.

In 2013, the Company’s Board of Directors agreed by unanimous resolution that holders of Preferred Stock in the Company would be given the opportunity to convert their shares of Preferred Stock to Common Stock or if they so elect, to redeem their shares of Preferred Stock. The holders of Preferred Stock elected to convert 1,230,139 of outstanding Preferred Shares to Common Shares and 173,611 of outstanding Preferred Shares were redeemed by one preferred shareholder for the amount of $524,174, which represents a 20% simple return for each share redeemed. For the years ended December 31, 2013 and 2012, the Company paid dividends of $5,993 and $246,599, respectively, to preferred stockholders.

Common stock dividends

The Company declared and paid cash dividends per common share as follows:

	2013
	Dividends Per Share	Amount
First quarter	$0.05	$111,507
Second quarter	$0.05	111,507
Third quarter	$0.10	223,014

Total Common Stock dividends		$446,028

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013 and 2012

10.  Income taxes

Provision for income taxes for the Company at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Federal income taxes:
Current	$1,081,874	$939,127
Deferred tax asset	(21,521)	(15,652)
	1,060,353	923,475
State income taxes:
Current	383,323	325,855
Deferred tax (asset) liability	(4,564)	3,466
	378,759	329,321
Provision for income taxes	$1,439,112	$1,252,796

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial and tax reporting purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax liability at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Depreciation expense	$26,037	$35,935
Amortization of organization costs	(10,134)	(11,124)
Amortization of goodwill	166,448	130,148
Provision for credit losses	(78,976)	(31,894)
Other	(49,481)	(50,478)
Deferred tax liability	$53,894	$72,587